Exhibit 10.1

AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”) is entered into as of December 15, 2021 (the “Amendment Date”), by and between Unity Biotechnology, Inc., a Delaware corporation (“Borrower”) and Hercules Capital, Inc., a Maryland corporation, in its capacity as a Lender (as defined below) and as administrative agent and collateral agent for the Lenders (in such capacity, “Agent”).

BACKGROUND

WHEREAS, pursuant to the Loan and Security Agreement dated as of August 3, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among Borrower, each of its Subsidiaries from time to time party thereto as borrower and the several banks and other financial institutions or entities from time to time parties thereto (each, a “Lender”, and collectively “Lenders”) and Agent, Lenders provided Borrower with certain financial accommodations; and

WHEREAS, Borrower has requested that the Lenders amend the Loan Agreement, and the Required Lenders are willing to so amend the Loan Agreement, on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lenders and Borrower hereby agree as follows:

1.Definitions.  All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

2.Amendments to the Loan Agreement.  Subject to satisfaction of the conditions precedent set forth in Section 3 below, the Loan Agreement is hereby amended as follows:

2.1.	Section 1.1 of the Loan Agreement is hereby amended as follows:

(a)	the following defined terms are hereby added in their appropriate alphabetical order:

“5-Day Trading Volume” shall mean, with respect to any Conversion, the aggregate “Value Traded” as reported on Bloomberg for the five (5) consecutive full trading days immediately preceding the time of the delivery of the applicable Conversion Notice.

“All Source Cash Proceeds” shall mean the aggregate amount of cash payments received by Borrower from business development agreements, equity financings and/or Subordinated Indebtedness net of any prepayment fees, commissions or underwriting discounts, taxes, debt repayments, and other offering or transaction fees and expenses paid by Borrower in connection with any of the foregoing.

“Conversion Price” shall mean, with respect to any Conversion, eighty-five percent (85%) of the most recent Closing Trade Price at the time of the delivery of the applicable Conversion Notice.

“First Amendment Effective Date” shall mean December 15, 2021.

“Interest Only Milestone I” shall mean satisfaction of each of the following events: (a) no default or Event of Default shall have occurred and be continuing and (b) based on evidence provided by Borrower to Agent, Borrower and Agent shall have mutually determined that Borrower has achieved the protocol specified primary end point (safety and tolerability) and key secondary end points (including an improvement in BCVA and positive trend in change in CST at either the 12 or 24 week measurement), such that the overall data from the Phase 2a study of UBX1325 in DME would support its advancement into additional Phase 2/3 clinical studies as the next immediate step in clinical development.

“Interest Only Milestone II” shall mean satisfaction of each of the following events: (a) no default or Event of Default shall have occurred and be continuing and (b) based on evidence provided by Borrower to Agent, Borrower and Agent shall have mutually determined that Borrower has achieved the protocol specified primary end point and key secondary end points (measurement time frame as defined in the study protocol filed with the FDA), such that the overall data from the Phase 2 study of UBX1325 in AMD would support its advancement into additional Phase 2/3 trials as the next immediate step in clinical development.

“Interest Only Milestone III” shall mean satisfaction of each of the following events: (a) no default or Event of Default shall have occurred and be continuing and (b) Borrower has raised a minimum of $35,000,000 of cumulative All Source Cash Proceeds after August 3, 2021.

“Interest Only Milestones” shall mean, collectively, Interest Only Milestone I, Interest Only Milestone II and Interest Only Milestone III.

(b)	the following defined term is hereby amended and restated in its entirety to provide as follows:

“Amortization Date” shall mean September 1, 2022, provided however, that if any one of the Interest Only Milestones has been satisfied prior to September 1, 2022, then the Amortization Date shall be extended to December 1, 2022; provided further, that if the Amortization Date has been so extended to December 1, 2022 and any two of the Interest Only Milestones have been satisfied prior to December 1, 2022, then the Amortization Date shall be further extended to March 1, 2023; provided further, that if the Amortization Date has been so extended to March 1, 2023 and all three of the Interest Only Milestones have been satisfied prior to March 1, 2023, then the Amortization Date shall be further extended to June 1, 2023.

(c)	the following defined term is hereby removed in its entirety from the Loan Agreement:

“Interest Only Extension Condition”

2.2.	Section 1.2 of the Loan Agreement is hereby amended by adding in the correct alphabetical order the following:

Defined Term	Section
Assigned Loan	2.9(a)
Assignee Lender	2.9(a)
Assignor Lender	2.9(a)
Bloomberg	2.9(i)
Borrower Common Stock	2.9(a)

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Closing Trade Price	2.9(i)
Conversion	2.9(a)
Conversion Date	2.9(a)
Conversion Delay Late Fees	2.9(i)
Conversion Notice	2.9(a)
Conversion Percentage	2.9(a)
Conversion Period	2.9(a)
Conversion Share Value	2.9(i)
Conversion Shares	2.9(a)
Converted Loan	2.9(a)
Converting Lender	2.9(a)
DTC	2.9(c)
FAST Program	2.9(c)
Loan Assignment	2.9(a)
Maximum Percentage	2.9(j)
Nasdaq 19.99% Cap	2.9(k)
Share Delivery Date	2.9(c)
Share Delivery Period	2.9(d)
Securities Act	2.9(m)

2.3.	The following sentence shall be added as the second sentence in Section 2.4 of the Loan Agreement:

Notwithstanding the foregoing, in no event shall Borrower owe any Prepayment Charge for any portion of an Advance that is converted into Conversion Shares (as defined in Section 2.9) pursuant to Section 2.9.

2.4.	Reserved.

2.5.	The following provisions are hereby added as a new Section 2.9, titled “Conversion of Loans,” of the Loan Agreement:

(a)Lender Optional Conversion.  At any time, and from time to time after the First Amendment Effective Date and until (and including) the six (6) month anniversary thereof (the “Conversion Period”), each Lender may deliver to Borrower written notice (the “Conversion Notice”) of such Lender’s (a “Converting Lender”) election to convert (a “Conversion”) all or any part of up to twenty percent (20%) of the original principal amount of the Tranche I Loans (for a maximum aggregate amount of $5,000,000) held by such Converting Lender, in each case, subject to a cap of twelve percent (12%) of the 5-Day Trading Volume (each, a “Converted Loan”), into shares (“Conversion Shares”) of Borrower’s common stock, par value $0.0001 per share (“Borrower Common Stock”), in which case the aggregate principal amount of the Converted Loan, but not any related interest, shall convert into a number of Conversion Shares equal to the aggregate principal amount of such Converted Loan divided by the Conversion Price, subject to adjustment as set forth herein. The date on which a Converting Lender delivers a Conversion Notice to Borrower is the “Conversion Date.” The Conversion Notice shall specify: (i) the aggregate principal amount of the Converted Loan; (ii) the number of Conversion Shares issuable in respect of such Conversion Notice; (iii) the name of the Person to whom the Conversion Shares shall be issued (if other than the Converting Lender); and (iv) the physical address or electronic delivery instructions to which Borrower shall deliver such Conversion Shares.  For the avoidance of doubt, accrued and unpaid interest on any Converted Loan shall be due and payable on the applicable interest payment date following the Conversion Date.  Notwithstanding anything to the contrary set forth herein,

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in the event that a Lender (any such Lender, an “Assignor Lender”), in accordance with the terms and conditions hereof, assigns (any such assignment, a “Loan Assignment”) all or any part of the principal amount of the Tranche I Loans (such assigned Loan, an “Assigned Loan”) owned by such Lender to any party (any such party, an “Assignee Lender”), such Assignor Lender and Assignee Lender may agree that a percentage greater than or less than twenty percent (20%) of such Assigned Loan may be converted by Assignee Lender pursuant to the terms of this Section 2.9 (a “Conversion Percentage”) so long as (x) after giving effect to such Loan Assignment, the aggregate principal amount of Tranche I Loans that such Assignor Lender and such Assignee Lender may convert is equal to the aggregate principal amount of Tranche I Loans which Assignor Lender was able to convert immediately prior to giving effect to such Loan Assignment and (y) Assignor Lender and Assignee Lender notify Borrower in writing of the amount of such revised Conversion Percentage.  Notwithstanding the foregoing, the Lenders may not collectively deliver more than four (4) Conversion Notices during any thirty (30) consecutive calendar day period.

(b)Method of Conversion.  Each Lender may exercise the conversion rights contained in this Section 2.9 by delivering a duly executed PDF copy of a Conversion Notice submitted by electronic delivery to the email address for Borrower specified pursuant to Section 11.2. No ink-original Conversion Notice shall be required. No Converting Lender shall be required to physically surrender any Loan Documents to Borrower in connection with any Conversion Notice. Borrower shall pay all applicable transfer Taxes in respect of any conversion of a Loan pursuant to this Section 2.9.

(c)Issuance of Conversion Shares.  Upon a Converting Lender’s delivery to Borrower of the Conversion Notice, Borrower shall promptly issue to such Converting Lender the Conversion Shares issuable in respect of such Conversion Notice not later than the second (2nd) trading day immediately following the Conversion Date (the “Share Delivery Date”).  Each Converted Loan shall be deemed to have been converted as of the close of business on the Conversion Date, and upon delivery of the Conversion Notice, the Converting Lender (or its designee as set forth in the Conversion Notice) shall be deemed for all corporate purposes to have become the holders of record of the Conversion Shares as of the Conversion Date. On or before the Share Delivery Date, Borrower shall (X) provided that Borrower’s transfer agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (the “FAST Program”), upon the request of the Converting Lender, credit such aggregate number of Conversion Shares to which the Converting Lender is entitled pursuant to such conversion to the Converting Lender’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (Y) if the transfer agent is not participating in the FAST Program, issue and dispatch by overnight courier to the address as specified in the Conversion Notice, a certificate, registered in Borrower’s share register in the name of the Converting Lender or its designee, for the number of Conversion Shares to which the Converting Lender is entitled pursuant to such conversion, without the imposition of any restrictive legend. Borrower agrees to maintain a transfer agent that is a participant in the FAST Program so long as any Loans remain outstanding.

(d)Adjustment upon Subdivision or Combination of Borrower Common Stock. Without limiting any provision hereof, if Borrower at any time after the delivery of a Conversion Notice and prior to the delivery of Conversion Shares subject to such Conversion Notice (such period a “Share Delivery Period”) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of common stock into a greater number of shares, the applicable Conversion Price will be proportionately reduced. Without limiting any provision hereof, if Borrower at any time during a Share Delivery Period combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of common stock into a smaller number of shares, the applicable Conversion Price will be proportionately increased. Any adjustment pursuant to this Section 2.9 shall become effective immediately after the effective date of such subdivision or combination.

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(e)Reserved.

(f)Certain Dividends.  In case Borrower shall fix a payment date that occurs during a Share Delivery Period for the making of a distribution to all holders of Borrower Common Stock (including any such distribution made in connection with a consolidation or merger in which Borrower is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 2.9(d)), or subscription rights, the Conversion Price to be in effect after such payment date shall be determined by multiplying the Conversion Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Borrower Common Stock outstanding multiplied by the Closing Trade Price (as defined below) of Borrower Common Stock immediately prior to such payment date, less the fair market value (as determined by Borrower’s Board and the Required Lenders) of said assets or evidences of indebtedness so distributed, or of such subscription rights, and the denominator of which shall be the total number of shares of Borrower Common Stock outstanding multiplied by such Closing Trade Price immediately prior to such payment date.  Such adjustment shall be made successively whenever such a payment date is fixed; provided that this Section shall not apply to the adoption or implementation of a shareholder rights plan by Borrower.

(g)Reserved Borrower Common Stock.  Borrower shall at all times keep authorized and approved under its Charter, as may be amended from time to time, solely for the purpose of effecting the conversion of Loans pursuant to this Agreement, such number of shares of Borrower Common Stock as may become issuable upon the conversion of Loans hereunder, and shall take all such corporate and other action as may be required from time to time in order that it may validly and legally issue Borrower Common Stock upon such conversion. Borrower covenants that all Conversion Shares shall be duly and validly issued and fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.

(h)Conversion Delays.  If Borrower fails to deliver Conversion Shares in accordance with the timeframe stated in this Section 2.9, the Converting Lender may at any time prior to receiving the applicable Conversion Shares rescind in whole or in part such Conversion, with a corresponding increase to the outstanding Loan balance, and the interest related to the purported Converted Loan shall accrue retroactively from the Conversion Date as if no Conversion Notice was ever delivered. In the event the Converting Lender does not rescind such Conversion, for each Conversion in which Conversion Shares are not delivered on or prior to the applicable Share Delivery Date, a late fee equal to 1% of the applicable Conversion Share Value rounded to the nearest multiple of $100.00 per day (but in any event the cumulative amount of such late fees for each Conversion shall not exceed 100% of the applicable Conversion Share Value) will be assessed for each day after such Share Delivery Date until Conversion Share delivery is made in accordance with this Section 2.9; and such late fee will be added to the outstanding Loan balance (such fees, the “Conversion Delay Late Fees”).  In addition to payment of the Conversion Delay Late Fees, and irrespective of whether Converting Lender does or does not rescind any such Conversion, Borrower shall also promptly reimburse Agent and the Converting Lender for all fees, costs and expenses incurred in connection with any failure by Borrower to deliver Conversion Shares on or prior to the applicable Share Delivery Date in accordance with this Section 2.9.  “Conversion Share Value” shall mean the product of the number of Conversion Shares deliverable pursuant to any Conversion multiplied by the greater of (i) the Closing Trade Price of Borrower Common Stock on the Share Delivery Date for such Conversion and (ii) the applicable Conversion Price. “Closing Trade Price” shall mean the last closing trade price for Borrower Common Stock on its principal market, as reported by Bloomberg L.P. (“Bloomberg”), or, if its principal market begins to operate on an extended hours basis and does not designate the closing trade price then the last bid price or last trade price, respectively, of Borrower Common Stock prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if its

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principal market is not the principal securities exchange or trading market for Borrower Common Stock, the last closing bid price or last trade price, respectively, of Borrower Common Stock on the principal securities exchange or trading market where Borrower Common Stock is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of Borrower Common Stock in the over-the-counter market on the electronic bulletin board for Borrower Common Stock as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for the common stock by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for Borrower Common Stock as reported by OTC Markets Group, Inc., and any successor thereto. If the Closing Trade Price cannot be calculated for Borrower Common Stock on a particular date on any of the foregoing bases, the Closing Trade Price of Borrower Common Stock on such date shall be the fair market value as mutually determined by the Converting Lender and Borrower. If the Converting Lender and Borrower are unable to agree upon the fair market value of Borrower Common Stock, then such dispute shall be resolved in accordance with the procedures in Section 11.10 of this Agreement. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(i)Ownership Limitation.  Notwithstanding anything to the contrary contained in this Agreement or in the other Loan Documents, if at any time a Converting Lender shall or would be issued shares of Borrower Common Stock under the Loan Agreement or Loan Documents, but such issuance would cause the Converting Lender (collectively with its Affiliates) to beneficially own a number of shares exceeding 4.99% of the number of shares of Borrower Common Stock outstanding on such date (including for such purpose the shares of Borrower Common Stock issuable upon such issuance) (the “Maximum Percentage”), then Borrower must not issue to the Converting Lender shares of Borrower Common Stock which would exceed the Maximum Percentage. For purposes of this section, beneficial ownership of Borrower Common Stock will be determined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended. By written notice to Borrower, the Converting Lender may increase or waive the Maximum Percentage as to itself but any such waiver will not be effective until the 61st day after delivery thereof. The foregoing 61-day notice requirement is enforceable, unconditional and non-waivable and shall apply to all Affiliates and assigns of the Converting Lender. The Converting Lender shall notify Borrower of the number of shares it beneficially owns so as to permit Borrower to comply with this section.

(j)Issuance Cap.  Notwithstanding anything to the contrary contained in this Agreement or in the other Loan Documents, Borrower and Lenders agree that the total cumulative number of shares of Borrower Common Stock issued to the Lenders (collectively with their respective Affiliates) hereunder together with all other Loan Documents may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), except that such limitation will not apply following Approval (defined below). If the number of shares of Borrower Common Stock issued to the Lenders (collectively with their respective Affiliates) reaches the Nasdaq 19.99% Cap, so as not to violate the 20% limit established in Listing Rule 5635(d), Borrower will use reasonable commercial efforts to obtain stockholder approval of this Agreement and the issuance of additional Conversion Shares, if necessary, in accordance with the requirements of Nasdaq Listing Rule 5635(d) (the “Approval”).

(k)Fractional Shares.  No fractional shares shall be issued upon any Conversion hereunder.  If any fractional share of Borrower Common Stock would, except for the provisions of the first sentence of this Section 2.9(k), be delivered upon such Conversion, Borrower, in lieu of delivering such fractional share, shall round up to the nearest whole share and deliver to the Converting Lender, together with the other Conversion Shares issuable in such Conversion, one whole share of Borrower Common Stock, which share shall be deemed a Conversion Share for all purposes hereunder.

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(l)Cooperation.  Borrower shall cooperate with a Converting Lender, at its sole expense, to facilitate the timely issuance of Conversion Shares in accordance herewith, including instructing its counsel to provide Borrower’s transfer agent with respect to the Borrower Common Stock with any opinion reasonably necessary so that the Conversion Shares are issued without any restrictive legend and ensuring that Conversion Shares may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Borrower Common Stock may be listed; and Borrower shall take no action reasonably expected to delay or prevent a Lender’s Conversion hereunder or the disposition, including resale, of Conversion Shares. Borrower shall use its reasonable best efforts to at all times satisfy the current public information requirements contained in Rule 144(c) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

2.6.Section 7.19 of the Loan Agreement is hereby amended and restated in its entirety to provide as follows:

Financial Covenant – Minimum Cash.  From and after July 1, 2021, Borrower shall at all times maintain Unrestricted Cash in an amount of not less than $15,000,000, plus the amount of Borrower’s accounts payable not paid after the 120th day following the invoice date for such accounts payable; provided however, that upon a Conversion election by any Lender as set forth in Section 2.9 above, the Unrestricted Cash amount shall be immediately reduced (dollar-for-dollar) by the principal amount of the Converted Loan, to not less than $10,000,000, plus the amount of Borrower’s accounts payable not paid after the 120th day following the invoice date for such accounts payable. Notwithstanding the foregoing, upon Borrower’s achievement of Performance Milestone III, this Section 7.19 shall not apply.

2.7.Section 8.1 of the Loan Agreement is hereby amended and restated in its entirety to provide as follows:

The Hercules Purchasers shall have the right, in their discretion, to participate in any closing of any single Subsequent Financing and purchase up to a maximum aggregate amount of Two Million Dollars ($2,000,000) of Subsequent Financing Securities; provided that with respect to any public offering of Unity, Unity agrees to use commercially reasonable efforts to provide the Hercules Purchasers with the opportunity to invest in each such Subsequent Financing if it is lawful to do so (or if the Subsequent Financing is an underwritten public offering pursuant to a registration statement under the Securities Act, as amended, to use commercially reasonable efforts to cause the underwriters for such offering to offer the Hercules Purchasers an allocation of securities in such offering), on the same terms, conditions and pricing afforded to other investors participating in such Subsequent Financing. Each Hercules Purchaser purchasing Subsequent Financing Securities shall be an “accredited investor” as defined in Regulation D promulgated under the Securities Act, as amended. For the avoidance of doubt, this Section 8.1, and all rights and obligations hereunder, shall expire upon and shall not survive termination of this Agreement.

3.Conditions of Effectiveness.  This Amendment shall become effective as of the Amendment Date, when and only when (i) Agent shall have received this Amendment duly executed by Lenders and Borrower, (ii) Agent and Lenders shall have been reimbursed for all reasonable legal fees and expenses incurred in connection with this Amendment; (iii) Agent shall have received a copy of resolutions of Borrower’s Board evidencing approval of the Loans and other transactions evidenced by the Loan Agreement, Amendment, and other Loan Documents, certified by an officer of Borrower; (iv) Agent shall have received copies of the Charter of Borrower, certified by the Secretary of State of the applicable jurisdiction of organization and other Organizational Documents, as amended through the Amendment Date, of Borrower certified by an officer of Borrower; and (v) Agent shall have received

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certificates of good standing for Borrower from the applicable jurisdiction of organization and similar certificates from all other jurisdictions in which Borrower does business and where the failure to be qualified could have a Material Adverse Effect.

4.Consistent Changes.  The other Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5.Representations and Warranties.  Borrower hereby represents and warrants as follows:

(a)The execution, delivery, and performance by Borrower in connection with this Amendment has been duly authorized by all requisite action by or on behalf of Borrower, and this Amendment has been duly executed and delivered on behalf of Borrower.

(b)This Amendment, the Loan Agreement, and the other Loan Documents, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

(c)The representations and warranties contained in Section 5 of the Loan Agreement, and in the other Loan Documents, certificates, or other writings delivered to the Lenders pursuant to the Loan Agreement or any other Loan Documents on or immediately prior to the Amendment Date are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date).

(d)No Event of Default or default has occurred and is continuing or would exist after giving effect to this Amendment.

As of the Amendment Date, Borrower has no offsets, defenses, claims or counterclaims with respect to the Loan Agreement or the other Loan Documents, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against the Agent and/or Lenders, whether known or unknown, at law or in equity, in each case through and including the Amendment Date, all of them are hereby expressly WAIVED and Borrower hereby RELEASES the Agent and Lenders from any liability thereunder.

(e)The Amendment shall constitute a Loan Document and all references to the term “Loan Documents” in the Loan Agreement and any other Loan Documents shall be deemed to include this Amendment.

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6.Effect on the Loan Documents.

(a)Upon the effectiveness of Section 3 hereof, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

(b)Except as specifically amended herein, the Loan Agreement, the Loan Documents, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

(c)Borrower hereby reaffirms the Loan Documents and all other documents and instruments necessary to effectuate the transactions contemplated under the Loan Agreement or to create and perfect the Liens of Agent with respect to all Collateral, and agrees that such Liens in the Collateral shall continue to secure the Secured Obligations.

(d)The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lenders, nor constitute a waiver of any provision of the Loan Agreement, or any other Loan Documents, instruments or agreements executed and/or delivered under or in connection therewith.

7.Release; Covenant Not to Sue.

(a)Borrower hereby absolutely and unconditionally releases and forever discharges the Agent, Lenders, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing (each a “Released Party”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which any Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising under or related to the Loan Agreement and/or Loan Documents from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown; provided however, no such release or discharge shall apply to the extent that such claims, demands and causes of action have resulted from: (i) the bad faith, gross negligence or willful misconduct of such Released Party, or (ii) any dispute among or between Released Parties and not involving any Borrower.

(b)Borrower acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts.  Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

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(c)Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by the Borrower pursuant to the above release.  If Borrower or any of its respective successors, assigns or other legal representatives violates the foregoing covenant, Borrower, for itself and its respective successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all reasonable attorneys’ fees and costs incurred by such Released Party as a result of such violation.

8.Incorporation.  All other terms of the Loan Agreement and the Loan Documents are hereby incorporated by reference into this Amendment, including without limitation, any provisions related to notices, fees and expenses, consent to jurisdiction, waiver of jury trial and any other waiver set forth in the Loan Documents.

9.Governing Law.  This Amendment shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of California.

10.Mutual Waiver of Jury Trial/Judicial Reference.

(a)Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert Person and the Parties wish applicable state and federal laws to apply (rather than arbitration rules), the Parties hereto desire that their disputes be resolved by a judge applying such applicable laws. BORROWER, THE AGENT, AND THE LENDERS SPECIFICALLY WAIVE ANY RIGHT THEY MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY BORROWER AGAINST THE AGENT, LENDERS OR THEIR RESPECTIVE ASSIGNEE OR BY THE AGENT, LENDERS OR THEIR RESPECTIVE ASSIGNEE AGAINST BORROWER. This waiver extends to all such Claims, including Claims that involve Persons other than Borrower, the Agent, or the Lenders; Claims that arise out of or are in any way connected to the relationship among Borrower, the Agent and/or the Lenders; and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Amendment, the Loan Agreement, or any other Loan Documents.

(b)If the waiver of jury trial set forth in Section 10(a) above is ineffective or unenforceable, the Parties hereto agree that all Claims shall be resolved by reference to a private judge sitting without a jury, pursuant to Code of Civil Procedure Section 638, before a mutually acceptable referee or, if the Parties cannot agree, a referee selected by the Presiding Judge of the Santa Clara County, California. Such proceeding shall be conducted in Santa Clara County, California, with California rules of evidence and discovery applicable to such proceeding.

(c)In the event Claims are to be resolved by judicial reference, any of the Parties may seek from a court sitting in Santa Clara County, California, any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the

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fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by judicial reference.

11.Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

12.Prohibited Provision. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

13.Countersignature and Electronic Execution.  This Amendment shall become effective only when it shall have been executed by Borrower, the Agent, and the Lenders.  Delivery of an executed counterpart of a signature page of this Amendment that is an Electronic Signature transmitted by facsimile, emailed PDF or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, the Federal Electronic Signatures in Global and National Commerce Act, the California Uniform Electronic Transaction Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided however, that nothing herein shall require the Agent and/or Lenders to accept Electronic Signatures in any form or format without their prior written consent and pursuant to procedures approved thereby.

[Signature page follows]

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

On behalf of Borrower:
UNITY Biotechnology, Inc.
By:	/s/ Anirvan Ghosh
Name:	Anirvan Ghosh
Title:	Chief Executive Officer

On behalf of Agent:
HERCULES CAPITAL, INC.
By:	/s/ Jennifer Choe
Name:	Jennifer Choe
Title:	Associate General Counsel

On behalf of Lenders
HERCULES CAPITAL, INC.
By:	/s/ Jennifer Choe
Name:	Jennifer Choe
Title:	Associate General Counsel

[Signature Page to Amendment No. 1 to Loan and Security Agreement]